ERNST & YOUNG LLP
                          Certified Public Accountants
                       One Kansas City Place * Suite 2000
                                1200 Main Street
                          Kansas City, Missouri 64105

                            Telephone (816) 474-5200
                               Fax (816) 480-5555

                                   CONSENT OF
                              INDEPENDENT AUDITORS



American Century Strategic Asset Allocations, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri 64111


We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-1A) and related Prospectus of American Century Strategic Asset Allocations, Inc. and to the incorporation by reference therein of our report dated January 3, 1997, with respect to the financial statements of American Century Strategic Asset Allocations, Inc. included in its Annual Report to Shareholders for the period ended November 30, 1996.

                                                  /s/Ernst & Young LLP
                                                  ERNST & YOUNG LLP

Kansas City, Missouri
March 26, 1997